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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 24, 2002



                               Nashua Corporation
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               (Exact Name of Registrant as Specified in Charter)


        Massachusetts                    1-5492-1                02-0170100
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                       Identification No.)


11 Trafalgar Square, Second Floor, Nashua, NH                       03063
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    (Address of Principal Executive Offices)                     (Zip Code)


                                  603-880-2323
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              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

         On October 21, 2002, Nashua Corporation (the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") reporting that the Company had reached an agreement with the Appeals Office of the United States Internal Revenue Service ("IRS Appeals Office") regarding an outstanding proposed assessment of federal income tax for the years 1992 to 1994 and that the agreement was subject to final review by the Joint Committee on Taxation of the United States Congress.

         The Company has received a letter, dated December 24, 2002, from the IRS Appeals Office indicating that the Joint Committee on Taxation has taken no exception to the conclusions reached by the IRS Appeals Office in the agreement settling the Company's federal income tax liability for the years 1989 through 1994. Accordingly, the agreement with the IRS Appeals Office is now final.

         As previously disclosed in the Company's periodic reports filed with the SEC, the Internal Revenue Service completed, in December 1998, an examination of the Company's corporate income tax returns for the years 1992 through 1994 and issued a Notice of Proposed Adjustment that assessed additional tax of $4.6 million, excluding interest. The proposed adjustments related to the deductibility of restructuring and other reserves applicable to discontinued operations as well as certain losses deducted in connection with the divestiture of the Company's Computer Products Division. The Company appealed the proposed adjustments to the IRS Appeals Office on January 12, 1999.

         The agreement with the IRS Appeals Office determines the Company's tax liability for the years 1989 through 1994 and will result in a net tax refund in the amount of $331,000 for that period. While the original adjustments proposed by the Internal Revenue Service were for the years 1992 through 1994, the agreement impacts the years 1989 through 1994 due to the carryback of tax losses and credits and the recomputation of alternative minimum taxes. The agreement is reflected in a final Internal Revenue Service Form 870-AD, which the Company executed on October 10, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 7, 2003              NASHUA CORPORATION


                                      By:         /s/John L. Patenaude
                                              --------------------------------
                                      Name:   John L. Patenaude
                                      Title:  Vice President - Finance, Chief
                                              Financial Officer and Treasurer